UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

SEARS HOLDINGS CORPORATION (Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51217 (Commission File Number)	20-1920798 (IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois (Address of principal executive offices)		60179 (Zip code)
Registrant's telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant's Business and Operations
Item 1.01.	Entry into a Material Definitive Agreement.

On November 8, 2005, the Compensation Committee (the "Compensation Committee") of the Registrant's Board of Directors adopted two revised forms of Executive Severance/Non-Compete Agreements (each a "Severance Agreement", and separately referred to as "Form A Severance Agreement" and "Form B Severance Agreement").
The revised Severance Agreements are substantially the same as the forms of Executive Severance/Non-Compete Agreements filed by the Registrant as exhibits to its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2005, except the revised Severance Agreements provide for a reduction in the Registrant's obligation to pay severance to the extent that the signatory (the "Executive") earns income from a subsequent employer during the salary continuation period, as described below.
Each Severance Agreement requires the Executive to maintain the confidentiality of information concerning the Registrant's business.  The Severance Agreements also prohibit the Executive from working for a competitor of the Registrant, or hiring any of the Registrant's employees, for one year after his or her employment with the Registrant ends.  Under the Severance Agreements, if the Registrant terminates an Executive's employment without cause (as defined in the Severance Agreements), the Executive will receive the following benefits:

Form A Severance Agreement provides for severance equal to one year of annual base salary and the annual target bonus calculated for the year the Executive's employment with the Registrant ends or, if no target bonus has yet been set for the year in which the date of termination has occurred, Executive's target bonus for the year immediately preceding the year in which the date of termination occurred;
Form B Severance Agreement provides for severance equal to one year of annual base salary; and
Most benefits during the salary continuation period.
The Registrant's obligation to make the severance payments described above will be reduced on a dollar-for-dollar basis (but not below zero) to the extent that the Executive earns fees, salary or wages from a subsequent employer (including from self-employment) during the salary continuation period.  All severance payments and benefits will lapse if the Executive is employed by a competitor of the Registrant within one year of termination of active employment.

The foregoing is a brief description of the material terms of the Severance Agreements. It is qualified in its entirety by reference to the complete text of the Severance Agreements, which will be filed as exhibits to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 29, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION
	By:	/s/William K. Phelan William K. Phelan Vice President and Controller

Date: November 15, 2005